                                                                   EXHIBIT 10.24

                               AGREEMENT FOR SALE
                               ------------------

      THIS AGREEMENT FOR SALE ("Agreement") is dated as of August 28, 2001 (the
                                ---------
"Effective Date"), by and between KPT PROPERTIES, L.P., a Delaware limited
 --------------
partnership ("Seller") and FLOYD SHECHTER, d/b/a CUMBERLAND FINANCIAL SERVICES,
              ------
a sole proprietorship ("Buyer").
                        -----

      IN CONSIDERATION of the respective agreements hereinafter set forth, Seller and Buyer agree as follows:

      1. Property Included in Sale. Seller hereby agrees to sell and convey to
         -------------------------
Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, all of Seller's right, title and interest in and to the following:

            (a) That certain land containing approximately 33.306 acres, located in Nashville, Davidson County, Tennessee, more particularly described or shown on Exhibit A-1 attached hereto, and all rights, privileges and easements
   -----------
appurtenant thereto (collectively, the "Land").
                                        ----

            (b) All improvements on the Land, including, without limitation, the one story shopping center containing approximately 285,808 square feet, commonly known as Factory Stores of America Factory Outlet Center (collectively, the "Improvements"). The Land and the Improvements are sometimes collectively
 ------------
referred to as the "Real Property".
                    -------------

            (c) All equipment, machinery, furniture, furnishings, supplies and other tangible personal property owned by Seller, and Seller's interests in any such property leased by Seller, now or hereafter located on or used exclusively in connection with the Real Property, more particularly described on Exhibit A-2
                                                                     -----------
attached hereto (collectively, the "Tangible Personal Property").
                                    --------------------------

            (d) To the extent assignable, all intangible personal property owned by Seller, if any, and related to the Real Property, including, without limitation: all trade names and trade marks associated with the Real Property, including Seller's rights and interests, if any, in the name "Factory Stores of America Factory Outlet Center"; any warranties; contract rights related to the operation, ownership or management of the Real Property (but only to the extent Seller's obligations thereunder are expressly assumed by Buyer pursuant to this Agreement) (collectively, the "Intangible Property").
                               -------------------

            All of the items referred to in Sections 1(a) through (d) above are
                                            -------------         ---
hereinafter collectively referred to as the "Property."
                                             --------

      2. Purchase Price. The purchase price for the Property is Five Million Six
         -------------
Hundred Thousand Dollars ($5,600,000) (the "Purchase Price"), subject to the
                                            --------------
credits, adjustments and prorations provided for in this Agreement.

      3. Deposit.
         -------

            (a) Within five (5) days of the execution and delivery of this Agreement by Buyer, Buyer shall deliver to Old Republic National Title Insurance Company, 201 Fourth Avenue, North, Suite 150, Nashville, Tennessee 37219 (the "Title Company") in escrow the sum of One Hundred Thousand Dollars ($100,000)
 -------------
(the "Deposit"). The Deposit shall be held and released by the Title Company in
      -------
accordance with the provisions of this Agreement and the escrow provisions attached as Exhibit B. The Title Company shall designate, by written notice to
            ---------
Buyer and Seller, an agent in the locality of the Property to serve as custodian of all documents to be delivered into escrow pursuant to this Agreement and to handle the recordation of all documents to be admitted to record.

            (b) Prior to the expiration of the Review Period described in
Section 4 below, Buyer shall deliver to the Title Company the additional sum of
---------
One Hundred Thousand Dollars ($100,000) (the "Additional Deposit"). The
                                              ------------------
Additional Deposit shall upon delivery be considered a portion of and included within the Deposit.

            (c) All sums constituting the Deposit shall be held in an interest-bearing account or in investments approved by Seller and Buyer and interest accruing thereon shall be for the account of Buyer. All interest earned on the Deposit shall be considered a portion of the Deposit. In the event the sale of the Property as contemplated hereunder is consummated, the Deposit shall be applied to the Purchase Price at Closing (as hereinafter defined) in accordance with the provisions of this Agreement. In the event this Agreement is terminated by either party or the Closing does not otherwise take place, the disposition of the Deposit shall be governed by the applicable provisions of this Agreement and the escrow provisions attached as Exhibit B.
                                                     ---------

      4. Review Period. During the period commencing on the Effective Date and
         -------------
ending September 30, 2001 (the "Review Period"), Buyer shall have the right to
                                -------------
examine, inspect and investigate the Property at its sole risk, cost and expense. Buyer's investigations may include, without limitation, the following:

            (a) Review and approval of title to the Property. Buyer shall, within thirty (30) days after the Effective Date, obtain at Buyer's expense:

                  (i) a title insurance commitment for the Real Property (the "Commitment"), issued by the Title Company, accompanied by copies of all
 ----------
documents referred to in the Commitment. The Commitment shall evidence the Title Company's agreement to issue an Owner's Policy of Title Insurance (the "Title
                                                                        -----
Policy"), in the full amount of the Purchase Price, insuring fee simple title to
------
the Real Property vested in Buyer, subject only to the following exceptions (the "Permitted Exceptions"): (i) matters shown in Seller's title insurance policy
 --------------------
(excluding any mortgages, deeds of trust, assignments of leases or other documents securing Seller's financing), (ii) items which would be disclosed by a current survey or inspection of the Property, (iii) other items constituting easements, restrictions or other exceptions for the benefit of the Property and/or adjacent parcels which do not unreasonably interfere with the Property as currently operated, and (iv) any litigation, action, suit, or other proceeding, judicial or administrative, by any person or any governmental authority, against Seller or arising in connection with the Property or any other lien intervening between the effective date of the Commitment and the date of Closing (the "Intervening Claims"), for which Buyer has agreed to waive any title objections.
 ------------------
Seller shall not be obligated to cure any such Intervening Claims by the Closing Date. If Seller elects not to cure such claims, then Buyer shall either (i) terminate this Agreement by written notice to Seller and the Deposit shall be refunded to Buyer, or (ii) waive such objections, in which event the Closing shall occur and the Buyer shall accept title to the Property subject to such Intervening Claims.

                  (ii) an ALTA survey of the Real Property by a licensed surveyor or civil engineer, acceptable to, and certified to, Buyer and in sufficient detail to provide the basis for the Title Policy without boundary, encroachment or survey exceptions (the "Survey").
                                        ------

            (b) Review and approval of all operating statements and other financial records and reports relating to the operation of the Property as Buyer may reasonably request (collectively, the "Reports").
                                           -------

            (c) Entry upon the Property to make and perform physical and other non-invasive inspections and investigations of the Property. Buyer shall be permitted to enter the Property at reasonable times during normal business hours from time to time during the Review Period following not less than one (1) business day's prior written notice to conduct its inspections and investigations. Buyer agrees not to unreasonably interfere with the operations of Seller or any tenants of Seller. Buyer agrees to indemnify and hold Seller harmless against any claims for bodily injury, property damage and mechanics' liens, and Seller's attorneys' fees arising out of any actions of Buyer or its agents or representatives on the Property in the course of such activities. If any inspection or test disturbs the Property, Buyer shall restore the Property to substantially the same condition as existed prior to any such inspection or test. At Seller's request, Buyer shall provide Seller with evidence of insurance reasonably acceptable to Seller in an amount not less than $1,000,000 per occurrence, naming Seller as an additional insured, to insure against Buyer's activities under this paragraph.

            (d) Identify and confirm the availability from all applicable private and governmental authorities of all zoning, platting, site plan, and other applicable approvals, permits, licenses and easements.

            (e) Review and determine the existence, availability and sufficiency of connections to electricity, gas, telephone, cable, sewer, water, storm drain facilities and all other utilities to service the Property.

            (f) Review and approval of all management, service, supply, equipment rental and other contracts, leases, and other obligations relating to the operation of the Property (collectively, the "Contracts").
                                                  ---------

      Seller shall, within five (5) business days following the Effective Date, deliver to Buyer copies of Seller's existing title insurance policy, survey, latest property tax bills, environmental reports prepared for Seller, and operating statements and financial statements of the Property for the 24 months preceding this Agreement and year-to-date for the current year, if any, in Seller's possession which relate to the Property, and copies of all Leases. Originals or copies of all Contracts and Reports shall be made available to Buyer at the Property or at Seller's principal place of business, as applicable, upon reasonably prior notice during normal business hours. Except as expressly set forth in Section 6 below, Seller makes no representations or warranties,
             ---------
express or implied, regarding the adequacy, accuracy, truth, completeness, or content of any document, instrument, agreement, report, correspondence, or other information, written or oral, concerning the Property delivered or made available to Buyer by Seller or any person acting on Seller's behalf.

      Prior to September 30, 2001, Buyer shall, by written notice to Seller, (A) accept or waive any objections to its reviews and inspections, in which event, the parties shall proceed to Closing in accordance with the terms of this Agreement (a "Continuation Notice"), (B) advise Seller in writing of its
              -------------------
objections, and request that Seller remedy such objections prior to the Closing Date (an "Objection Notice"), or (C) elect to terminate this Agreement (a
          ----------------
"Termination Notice"). Failure by Buyer to deliver an Objection Notice or a
 ------------------
Continuation Notice prior to the expiration of the Review Period shall be considered for all purposes under this Agreement to constitute Buyer's election to accept or waive any objections and proceed to Closing, subject to the provisions of Section 5 hereof. In the event Buyer delivers an Objection Notice,
              ---------
Seller shall, by written notice to Buyer within five (5) business days following delivery of the Objection Notice, elect to remedy all, some or none of Buyer's objections described in the Objection Notice ("Seller's Election Notice").
                                               ------------------------
Within five (5) business days following delivery of Seller's Election Notice, Buyer shall deliver to Seller either a Continuation Notice or (but only if Seller does not agree to remedy all of Buyer's objections) a Termination Notice; failure to deliver a Termination Notice shall be deemed to be Buyer's election to proceed to Closing, subject to Seller's compliance with the elections set forth in the Seller's Election Notice. The Deposit shall be non-refundable to Buyer following the expiration of the Review Period other than on account of (i) a material default by Seller in the performance of any of Seller's obligations hereunder or
(ii) the nonsatisfaction of either of the conditions to Closing set forth in Sections 5(a) or 5(b) below.
------------     ----

      5. Conditions to Closing. In addition to any express conditions of Closing
         ---------------------
located elsewhere in this Agreement, the following are conditions precedent to the obligations of Buyer, on the one hand, and Seller, on the other hand, to consummate the transactions hereunder and the purchase of the Property:

            (a) Seller shall deliver the Property free of all tenants. Upon the expiration of the Review Period and Buyer's delivery of the Additional Deposit pursuant to Section 3(b) hereof, Buyer shall deliver notices to the tenants of
            ------------
the Property (with copies of such notices being simultaneously delivered to Buyer) pursuant to which the leases of the tenants are terminated and the tenants are demanded to vacate the Property either (i) within thirty (30) days following the date of such notice (in the case of month to month tenants), (ii) by November 30, 2001 in the case of Casual Male, (iii) or a reasonable date mutually satisfactory to the tenant and Seller, which in no event shall be later than December 31, 2001 (in the case of all other tenants).

            (b) Seller shall have received from the lender (the "Lender")
                                                                 ------
holding the mortgage or deed of trust which currently encumbers the Property (the "Mortgage") a release of the Property from the Mortgage (the "Release"),
      --------                                                     -------
duly executed by Lender in recordable form on or before the Closing Date. Although Seller shall use reasonable efforts to obtain the Release, the parties acknowledge that the Lender's granting of the Release is beyond the control of Seller, and in no event, shall failure to obtain such Release constitute a default by Seller hereunder.

            (c) In the event that Buyer has not terminated this Agreement during the Review Period, is not in material default under this Agreement, and either of the conditions contained in Sections 5(a) or 5(b) hereof shall not have been
                               -------------    ----
satisfied on or before December 31, 2001, Buyer shall have the right to terminate this Agreement, by written notice to Seller, and in such event, Buyer shall receive a refund of the Deposit and reimbursement from Seller of Buyer's actual out of pocket costs in connection with the acquisition of the Property up to the amount of $80,000.00. Thereafter, neither party shall have any further rights or obligations under this Agreement except for any obligations hereunder which expressly survive the termination of this Agreement.

            (d) Seller shall have the right to terminate this Agreement in the event that either of the conditions contained in Sections 5(a) or 5(b) shall not have been satisfied on or before December 31, 2001, by written notice to Buyer, and in such event, Buyer shall receive a refund of the Deposit, and provided
                                                                    --------
that Buyer is not otherwise in material default hereunder, reimbursement from
----
Seller of Buyer's actual out of pocket costs in connection with the acquisition of the Property up to the amount of $80,000. Thereafter, neither party shall have any further rights or obligations pursuant to this Agreement except for any obligations hereunder which expressly survive the termination of this Agreement.

      6. Closing and Escrow.
         ------------------

            (a) Upon execution of this Agreement, the parties shall deposit an executed counterpart of this Agreement with the Title Company and this instrument shall serve as the instructions to the Title Company as the escrow holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the escrow holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

            (b) The closing ("Closing") hereunder shall be held and delivery of
                              -------
all items to be made at the Closing under the terms of this Agreement shall be made at the office of Title Company, upon a date (the "Closing Date") following
                                                       ------------
the expiration of the Review Period and satisfaction of the conditions contained in Sections 5(a) and 5(b) hereof, selected by Buyer, on not less than five (5)
   -------------     ----
days' notice to Seller, but in no event, later than December 31, 2001.

            (c) On the Closing Date, Buyer shall deliver the following into escrow with the Title Company:

                  (i) The Purchase Price, reduced by the amount of the Deposit, subject to the credits, adjustments and prorations described in this Agreement, in the form of a wire transfer of good federal funds.

                  (ii) A counterpart Assignment and Assumption of Service Contracts, Warranties and Guaranties and Other Intangible Property in the form attached hereto as Exhibit D, duly executed by Buyer.
                   ---------

                  (iii) Such resolutions, authorizations, bylaws or other corporate, company and/or partnership documents or agreements relating to Buyer as shall be reasonably required in connection with this transaction.

                  (iv) A statement itemizing funds to be collected and disbursed at Closing (the "Closing Statement"), duly executed by Buyer.
                 -----------------

                  (v) Any other documents, instruments, records, correspondence or agreements called for hereunder or reasonably requested by the Title Company which have not previously been delivered.

            (d) On or prior to the Closing Date, Seller shall deliver the following into escrow with the Title Company:

                  (i) A special warranty deed (the "Deed"), in the form that is
                                                    ----
customary in the state where the Property is located and reasonably acceptable to the Title Company, duly executed and acknowledged by Seller, conveying to Buyer fee simple title to the Property, subject only to the Permitted Exceptions.

                  (ii) A duly executed Bill of Sale in the form attached hereto as Exhibit C.
   ---------

                 (iii) A duly executed counterpart of the Assignment and Assumption of Service Contracts, Warranties and Guaranties and Other Intangible Property in the form attached hereto as Exhibit D, whereby Buyer assumes all
                                        ---------
service contracts and other agreements relating to the Property which have been identified to Seller by Buyer during the Review Period (the "Assumed
                                                             -------
Contracts").
---------

                  (iv) An affidavit in form satisfactory to Buyer that Seller is not a "foreign person" within the meaning of Section 1445(e)(3) of the Internal
       --------------
Revenue Code of 1986, as amended (the "Code") in the form attached hereto as
                                       ----
Exhibit E.
---------

                  (v) Sufficient funds to meet all of Seller's obligations with respect to closing costs, prorations and adjustments.

                  (vi) Such resolutions, authorizations, bylaws or other corporate and/or partnership documents or agreements relating to Seller as shall be reasonably required in connection with this transaction.

                  (vii) A duly executed affidavit or certificate, in favor of Buyer and the Title Company, sufficient to remove the exceptions from the Title Policy for mechanic's lien and parties in possession, and any other standard exceptions.

                  (viii) The Closing Statement, duly executed by Seller.

                  (ix) Any other documents, instruments, records, correspondence or agreements called for hereunder or reasonably requested by the Title Company which have not previously been delivered.

            (e) Upon receipt of all the funds and documents described in Sections 5(c) and 5(d), above, and provided the Title Company is in a position
------------      ----
to issue the Title Policy, the Title Company shall (i) deliver the funds on account of the Purchase Price to Seller and otherwise disburse funds in accordance with the Closing Statement, (ii) record the Deed and such other documents as may be appropriate as directed by Buyer and Seller, and (iii) deliver the remaining documents from escrow to the party entitled to receive the same.

            (f) Real estate taxes and public or private assessments for the current year shall be prorated, whether or not due and payable, as of 12:01 a.m. on the Closing Date, based on a 365-day year. If real estate taxes for the current year cannot be ascertained, those for the previous year shall be utilized without allowance for any discount allowed by law. Seller shall be responsible for all installments for assessments and bonds which constitute a lien against the Property and are due and payable as of the Closing Date.

            (g) Within six (6) months following the Closing, Buyer shall prepare and present to Seller a recalculation of any and all amounts due under Section
                                                                       -------
6(f), above, taking into consideration receipt of current year tax bills. The
----
parties shall make the appropriate adjusting payment between them within 30 days of delivery of any such recalculation.

            (h) The charges under the Assumed Contracts shall be prorated as of the Closing Date.

            (i) Buyer shall pay the premium for the Title Policy, the cost of the Commitment and all survey costs. The cost of any transfer and recordation taxes (including documentary stamps) applicable to the Deed shall be paid by Seller, and recording fees shall be paid by Seller. The Title Company's fees for escrow services shall be divided equally between Buyer and Seller. Any costs associated with any mortgage or other financing obtained by Buyer in connection with this transaction shall be borne exclusively by Buyer.

            (j) Possession of the Property shall be delivered to Buyer at Closing.

      7. Representations and Warranties of Seller. Seller hereby represents and
         ----------------------------------------
warrants to Buyer as follows:

            (a) Seller is a limited partnership duly organized and validly existing under the laws of the State of Delaware, and Seller is authorized to conduct its business in the state in which the Property is located. Seller has the power to own its property and to enter into this Agreement and perform its obligations and consummate the transactions contemplated under this Agreement.

            (b) This Agreement and all documents executed and delivered by Seller are or at the time of Closing will be: duly authorized, executed, and delivered by Seller; and the legal, valid, and binding obligations of Seller. Such documents do not violate any provisions of or cause a default under any agreement, instrument or judicial order to which Seller is a party or by which Seller or the Property is bound.

            (c) Seller has received no written notice of any existing, pending or threatened litigation, action, suit or other proceeding, judicial or administrative, by any person or any governmental authority, against Seller or arising in connection with the Property, nor has Seller received any written notice from any governmental authority that the Property is in violation of any laws, ordinances, rules, or regulations applicable to the Property.

            (d) Except as disclosed in materials provided or made available to Buyer during the Review Period, Seller has not received written notice from any governmental authority or agency having jurisdiction over the Property, and has no actual knowledge of any violation of Environmental Laws related to the Property or the presence or release of Hazardous Materials on or from the Property. The term "Environmental Laws" includes, without limitation, the
                    ------------------
Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement together with their implementing regulations and guidelines as of the Effective Date, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term "Hazardous Materials" includes
                                           -------------------
petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

            (e) Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

            (f) To Seller's knowledge, each of the Leases delivered by Seller to Buyer are true, correct and complete in all materials respects.

            For purposes of this Section 7, "Seller's actual knowledge" or words
                                 ---------
of similar import refer to the current, actual knowledge of Marcus B. Liles III, without any duty of inquiry or investigation and without imputation of the knowledge of any other person. Seller's warranties and representations are qualified by and deemed to be modified to include exception for any knowledge obtained by Buyer during the Review Period, and Seller may further qualify such warranties and representations by delivery of written notice at any time prior to the expiration of the Review Period.

      AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, BUYER AGREES TO ACCEPT THE PROPERTY ON AN "AS IS" AND "WHERE IS" BASIS, WITH ALL FAULTS. EXCEPT FOR THOSE WARRANTIES AND REPRESENTATIONS, IF ANY, SPECIFICALLY MADE BY SELLER IN THIS AGREEMENT OR IN ANY OTHER DOCUMENTS DELIVERED BY SELLER TO BUYER AT CLOSING, NO WARRANTY OR REPRESENTATION IS MADE BY SELLER WITH RESPECT TO THE PROPERTY AS TO (I) FITNESS FOR ANY PARTICULAR PURPOSE, (II) MERCHANTABILITY,
(III) CONDITION, (IV) ABSENCE OF DEFECTS OR FAULTS, (V) ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES, (VI)

FLOODING, OR (VII) COMPLIANCE WITH LAWS AND REGULATIONS, INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT, AS THEY MAY APPLY TO THE CURRENT CONDITION OF THE PROPERTY OR BUYER'S INTENDED DEVELOPMENT, CONSTRUCTION OR USE, OR FOR ANY OTHER PURPOSE. BUYER ACKNOWLEDGES THAT BUYER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE, AND LEGAL CONDITION OF THE PROPERTY AND THAT BUYER IS NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATIONS AND WARRANTIES MADE BY SELLER OR ANYONE ACTING OR CLAIMING TO ACT, BY, THROUGH OR UNDER OR ON SELLER'S BEHALF CONCERNING THE PROPERTY. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE INDEFINITELY ANY CLOSING OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO ANY DOCUMENTS, EXECUTED OR DELIVERED AT CLOSING.

      8. Representations and Warranties of Buyer. Buyer hereby represents and
         ---------------------------------------
warrants to Seller as follows: Buyer is an individual doing business as a sole proprietorship known as Cumberland Financial Services, and Buyer is authorized to conduct its business in the state in which the Property is located. Buyer has the power to own its property and carry on its business as and where it is now conducted and has the power and unrestricted authority to enter into this Agreement and perform its obligations and consummate the transactions contemplated under this Agreement without the joinder of any other person or entity, including delivery of the funds and other items required for Closing. This Agreement and all documents executed by Buyer which are to be delivered at the Closing are or at the time of Closing will be duly authorized, executed, and delivered by Buyer, and are or at the Closing will be legal, valid, and binding obligations of Buyer, and do not and at the time of Closing will not violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject.

      9. Loss by Fire or Other Casualty; Condemnation.
         --------------------------------------------

            (a) Risk of loss up to and including the Closing Date shall be borne by Seller. In the event of any material damage to or destruction of the Property or any portion thereof, Buyer may, at its option, by notice to Seller given within ten (10) business days after Seller notifies Buyer of such damage or destruction (and if necessary the Review Period or Closing Date shall be extended to give Buyer the full ten day period to make such election): (i) terminate this Agreement and the Deposit shall be immediately returned to Buyer, or (ii) proceed under this Agreement, receive any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and assume responsibility for such repair, and Buyer shall receive a credit at Closing for any deductible, uninsured or coinsured amount under said insurance policies. If Buyer elects
(ii) above, Buyer may extend the Closing Date for up to an additional ten (10) business day period in which to obtain insurance settlement agreements with Seller's insurers, and Seller will cooperate with Buyer in obtaining the insurance proceeds and such agreements from Seller's insurers. If the Property is not materially damaged, then Buyer shall not have the right to terminate this Agreement, but Seller shall, at its cost, repair the damage before the Closing in a manner reasonably satisfactory to Buyer or if repairs cannot be completed before the Closing, credit Buyer at Closing for the reasonable cost to complete the repair. "Material damage" and "materially damaged" means damage reasonably
             ---------------       ------------------
exceeding ten percent (10%) of the Purchase Price to repair.

            (b) In the event any proceedings in eminent domain are instituted by any body having the power of eminent domain with respect to the Property or any material portion thereof, Buyer may, at its option, by notice to Seller given within ten (10) business days after Seller notifies Buyer of such proceedings (and if necessary the Review Period or Closing Date shall be extended to give Buyer the full 10 business day period to make such election): (i) terminate this Agreement and the Deposit shall be immediately returned to Buyer, or (ii) proceed under this Agreement, in which event Seller shall, at the Closing, assign to Buyer its entire right, title and interest in and to any condemnation award, and Buyer shall have the sole right during the pendency of this Agreement to negotiate and otherwise deal with the condemning authority in respect of such matter.

      10. Default; Remedies. If Buyer should default in any material respect in
          -----------------
the performance of any of Buyer's obligations under this Agreement, Seller shall be entitled to terminate this Agreement and receive the Deposit as liquidated damages and as Seller's sole and exclusive remedy for any such default, with Seller hereby waiving any rights it might otherwise have to sue for damages or seek specific performance, injunctive relief or any other equitable remedy on account of a default by Buyer. Buyer and Seller agree that in the event of Buyer's default, Seller's damages would be difficult to ascertain and the Deposit represents a reasonable estimate of such damages under the circumstances. If Seller should default in any material respect in the performance of any of Seller's obligations in this Agreement and provided that Buyer has duly and timely performed all of its obligations and is not in default hereunder, as Buyer's sole and exclusive remedy, Buyer may either (i) terminate this Agreement and request the return of the Deposit, or (ii) bring an action for specific performance of this Agreement. In either event, Seller shall not be liable to Buyer for any actual, direct, incidental, special, consequential, punitive or other damages on account thereof.

      11. Miscellaneous.
          -------------

            (a) Notices. Unless otherwise provided herein, any notice required
                -------
or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given the day after such notice was deposited with a nationally-recognized overnight delivery service, or the date sent by confirmed telecopy and addressed as follows:

                      If to Buyer:        Floyd Shechter, d/b/a Cumberland
                      -----------         Financial Services
                                          631 2nd Avenue South, #1R
                                          Nashville, TN  37210
                                          Attn:  Floyd Shechter
                                          Phone No:  (615) 251-8900
                                          Fax No:  (615) 244-1143
                                          E-Mail:  fshechter@aol.com

                      Copy to:            Boult, Cummings, Conners & Berry, PLC
                      -------
                                          414 Union Street
                                          Suite 1600
                                          Nashville, TN  37219
                                          Attn:  Robert E. Wood
                                          Phone No:  (615) 252-2336
                                          Fax No:  (615) 252-6336
                                          E-Mail:  bwood@boultcummings.com

                      If to Seller:       KPT Properties, L.P.
                      ------------
                                          c/o Konover Property Trust, Inc.
                                          3434 Kildaire Farm Road
                                          Suite 200
                                          Raleigh, NC 27606
                                          Attn: Legal Department
                                          Phone No: (919) 372-3012
                                          Fax No: (919) 372-3261
                                          rmalphrus@konovertrust.com

                      Copy to:            Mayer, Brown & Platt
                      -------
                                          1909 K Street, N.W.
                                          Washington, D.C. 20006
                                          Attn: Rita W. Morales
                                          Phone No:  (202) 263-3251
                                          Fax No:  (202) 263-5251
                                          E-Mail:  rmorales@mayerbrown.com

or such other address as either party may from time to time specify in writing to the other.

            (b) Brokers and Finders. Neither party has had any contact or
                -------------------
dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker or other person who can claim a right to a commission or finder's fee as a procuring cause of the sale contemplated herein, except for Commercial Property Services ("Broker"), whose commissions shall be paid by Seller pursuant to a
           ------
separate agreement. Buyer shall indemnify, save harmless and defend Seller from any liability, cost, or expense (including reasonable attorneys' fees) arising out of or connected with any claim for any commission or compensation made by any person or entity claiming to have been retained or contacted by Buyer in connection with this transaction, other than Broker. Seller shall indemnify, save harmless and defend Buyer from any liability, cost, or expense (including reasonable attorneys' fees) arising out of or connected with any claim for any commission or compensation made by any person or entity claiming to have been retained or contacted by Seller in connection with this transaction, including Broker. The provisions of this paragraph shall survive the Closing and any termination of this Agreement.

            (c) Successors and Assigns. Neither party may assign this Agreement
                ----------------------
without the prior written consent of the other, and any such prohibited assignment shall be void. Notwithstanding the immediately preceding sentence, Seller reserves the right, on or before Closing, to assign this Agreement to an affiliated entity which directly or indirectly owns or controls Seller, is owned or controlled by Seller, is owned or controlled in common with Seller, or to an entity at least a majority of whose economic interest is owned by Seller. Further, notwithstanding anything to the contrary contained in this paragraph, Buyer may assign its rights and obligations hereunder, upon written notification to Seller, to a corporation or limited liability company in which Floyd Shechter (or an entity in which Floyd Shechter has a controlling interest) is a principal owner, provided that Buyer provides Seller with evidence of existence and ownership of the assignee. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties.

            (d) Amendments. Except as otherwise provided herein, this Agreement
                ----------
may be amended or modified only by a written instrument executed by Seller and Buyer.

            (e) Continuation and Survival. All representations and warranties by
                -------------------------
the respective parties contained herein or made in writing pursuant to this Agreement are intended to and shall remain true and correct as of the time of Closing, and shall survive the execution and delivery of this Agreement, the delivery of the Deed and transfer of title for a period of six (6) months following the Closing, except as otherwise expressly provided in this Agreement. In addition, the provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

            (f) Governing Law. This Agreement shall be governed by and construed
                -------------
in accordance with the laws of the state in which the Property is located.

            (g) Merger of Prior Agreements. This Agreement, including the
                --------------------------
exhibits hereto, constitutes the entire agreement between the parties with respect to the purchase and sale of the Property and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

            (h) Enforcement. In the event either party hereto fails to perform
                -----------
any of its obligations under this Agreement or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees.

            (i) Time of the Essence. Time is of the essence in the performance
                -------------------
of this Agreement.

            (j) Execution in Counterparts. This Agreement may be executed in any
                -------------------------
number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

            (k) Calculation of Time Periods. Unless otherwise specified, in
                ---------------------------
computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 6:00 p.m. Tennessee time.

            (l) Confidentiality. Between the date hereof and for a period ending
                ---------------
two (2) years after the Closing Date, except as expressly otherwise provided in this Agreement (and excluding the right to disclose or disseminate any information that is of a public nature), neither Seller nor Buyer shall make or cause to be made any public announcement or disclosure of any financial terms of this Agreement or any materials or other information related to the Property obtained by Buyer from Seller during the Review Period, to outside brokers or third parties, without first obtaining the written consent of the other party, provided that Buyer may disclose material terms which are necessary or required to be disclosed in connection with its due diligence investigations or in obtaining or evaluating governmental approvals. The foregoing shall not preclude either party from discussing the substance or any relevant details of such transactions with any of its attorneys, accountants, professional consultants, lenders, partners, investors, or any prospective lender, partner or investor, as the case may be, or prevent either party hereto, from complying with laws, rules, regulations and court orders, including without limitation, governmental regulatory, disclosure, tax and reporting requirements. Notwithstanding anything to the contrary contained in this Section 11 (l), Buyer may market the Property
                                  --------------
to outside brokers or third parties after the Closing Date so long as Buyer does not disclose any financial terms of this Agreement not otherwise made public with the filing of the Deed. In addition to any other remedies available to a party, each party shall have the right to seek equitable relief, including without limitation injunctive relief or specific performance, against the other party in order to enforce the provisions of this Section 11(l). Buyer shall not
                                                 -------------
record this Agreement or any affidavit or memorandum of this Agreement or any document to which this Agreement is attached.

            (m) Section 1031 Exchange. Buyer may consummate the purchase of the
                ---------------------
Property as part of a so-called like kind exchange (the "Exchange") pursuant to
                                                         --------
ss. 1031 of the Code, provided that: (i) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Buyer's obligations under this Agreement; (ii) Buyer shall effect the Exchange through an assignment of this Agreement, or rights under this Agreement, to a qualified intermediary; (iii) Seller shall not be required to take an assignment of the purchase agreement for the relinquished property or be required to acquire or hold title to any real property for purposes of consummating the Exchange; and
(iv) Buyer shall pay any additional costs that would not otherwise have been incurred by Buyer or Seller had Buyer not consummated its purchase through the Exchange. Seller shall not by this agreement or acquiescence to the Exchange (1) have its rights under this Agreement affected or diminished in any manner or (2) be responsible for compliance with or be deemed to have warranted to Buyer that the Exchange in fact complies with ss. 1031 of the Code.

            (o) Further Assurances. In addition to the acts and deeds recited
                ------------------
herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Buyer.

                            [signature page follows]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              SELLER:   KPT PROPERTIES, L.P.,
                                        a Delaware limited partnership

                                        By: Konover Property Trust, Inc.,
                                            a Maryland corporation,
                                            Its General Partner


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                              BUYER:    FLOYD SHECHTER, D/B/A CUMBERL AND
                                        FINANCIAL SERVICES a sole proprietorship


                                        By:
                                           -------------------------------------
                                           Floyd Shechter

LIST OF EXHIBITS
----------------

Exhibit A-1                   Legal Description of Property

Exhibit A-2                   List of Tangible Personal Property

Exhibit B                     Escrow Provisions

Exhibit C                     Form Bill of Sale

Exhibit D                     Form of Assignment of Warranties and Guaranties
                              and Other Intangible Property

Exhibit E                     Form of FIRPTA Certificate


                                      E-14